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                                                                    Exhibit 5.1


                                  June 15, 2001



iVillage Inc.
500-512 Seventh Avenue
New York, New York   10018

         Re: Registration Statement on Form S-8 with respect to 4,182,000 shares of Common Stock, par value $.01 per share, of iVillage Inc. pursuant to the Amended and Restated 1999 Employee Stock Option Plan and the Amended and Restated 1999 Non-Qualified Stock Option Plan, as amended by Amendment One
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Ladies and Gentlemen:

         In connection with the preparation and filing by iVillage Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of (i) 1,000,000 shares (the "ESOP Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the Company's Amended and Restated 1999 Employee Stock Option Plan (the "ESOP Plan") and (ii) 3,182,000 shares (the "NQSOP Shares" and collectively with the ESOP Shares, the "Shares") of the Company's Common Stock pursuant to the Amended and Restated 1999 Non-Qualified Stock Option Plan, as amended by Amendment One (the "NQSOP Plan" and together with the ESOP Plan, the "Plans"), you have requested my opinion with respect to the matters set forth below.

         In my capacity as General Counsel for the Company, I am familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such instruments, documents, and corporate records as I have deemed relevant, necessary and appropriate for the basis of my opinion hereinafter expressed.

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         In my examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to authentic original documents of all documents submitted to me as copies; and
(c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

         I am opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, except to the extent necessary to render the opinions set forth above with respect to Delaware corporate law. As you know, I am not licensed to practice law in the State of Delaware and my opinion as to Delaware Corporation law is based solely on my review of a standard compilation of the General Corporation Act of the State of Delaware. I express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

          I am not ordering any opinion as to compliance with any antifraud law, rule or regulation relating to securities or to the sale or issuance thereof. Finally, I express no opinion as to matters of municipal law or the laws of any other local agencies or governmental or regulatory authorities within any state.

         Subject to the foregoing and based on my examination, I am of the opinion that the Shares have been duly authorized and, when issued and sold upon exercise of the options for such Shares, payment of the exercise price therefor as contemplated by each Plan and otherwise in accordance with the provisions of each applicable Plan, will be validly issued, fully paid, and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                Very truly yours,

                                /s/ Michael A. Gilbert
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                                Michael A. Gilbert
                                General Counsel